Atlassian Announces Fourth Quarter and Fiscal Year 2026 Results
Quarterly revenue of $1,766 million, up 28% year-over-year
Quarterly cloud revenue of $1,213 million, up 31% year-over-year
Subscription ARR of $6,606 million, up 23% year-over-year
Remaining performance obligations of $4,817 million, up 44% year-over-year
Quarterly GAAP operating margin of 12% and non-GAAP operating margin of 36%
TEAM Anywhere/San Francisco (August 6, 2026) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of AI-powered collaboration and team productivity software, today announced financial results for its fourth quarter and fiscal year ended June 30, 2026. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Q4 closes out a year that proves our long-term strategy is paying off. Total revenue grew 28% year-over-year to $1.8 billion, Cloud revenue growth accelerated to 31% year-over-year, and our MCP server and Teamwork Graph CLI surpassed one million monthly active users, more than doubling in a single quarter,” said Mike Cannon‑Brookes, Atlassian’s CEO and co‑Founder. “In the AI era, context is the edge but it's hard to build and can't be hired. Thanks to 25 years of connecting teams, customers get one of the best context graphs for orchestrating agentic workflows. Simply put, the Teamwork Graph helps every customer get better, faster, and cheaper results with AI.”
“Q4 was a strong finish to fiscal 2026, with Subscription ARR of $6.6 billion, increasing 23% year-over-year, and RPO growing 44% year-over-year to $4.8 billion. Enterprises view Atlassian as a long-term, strategic partner and are deepening their commitment to our open platform to securely deploy agents across their organizations with the unmatched context of the Teamwork Graph,” said James Chuong, Atlassian's CFO. “We’re complementing that top-line strength with real operational discipline. We achieved GAAP profitability, with an operating margin of 12% in Q4, reflecting our commitment to driving durable, long-term growth.”
Fourth Quarter Fiscal Year 2026 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,766 million for the fourth quarter of fiscal year 2026, up 28% from $1,384 million for the fourth quarter of fiscal year 2025.
•Operating Income (Loss) and Operating Margin: Operating income was $211 million for the fourth quarter of fiscal year 2026, compared with operating loss of $28 million for the fourth quarter of fiscal year 2025. Operating margin was 12% for the fourth quarter of fiscal year 2026, compared with (2%) for the fourth quarter of fiscal year 2025.
•Net Income (Loss) and Net Income (Loss) Per Diluted Share: Net income was $139 million for the fourth quarter of fiscal year 2026, compared with net loss of $24 million for the fourth quarter of fiscal year 2025. Net income per diluted share was $0.55 for the fourth quarter of fiscal year 2026, compared with net loss per diluted share of $0.09 for the fourth quarter of fiscal year 2025.
•Balance Sheet: Cash and cash equivalents at the end of the fourth quarter of fiscal year 2026 totaled $1,240 million.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $636 million for the fourth quarter of fiscal year 2026, compared with operating income of $336 million for the fourth quarter of fiscal year 2025. Operating margin was 36% for the fourth quarter of fiscal year 2026, compared with 24% for the fourth quarter of fiscal year 2025.
•Net Income and Net Income Per Diluted Share: Net income was $473 million for the fourth quarter of fiscal year 2026, compared with net income of $259 million for the fourth quarter of fiscal year 2025. Net income per diluted share was $1.87 for the fourth quarter of fiscal year 2026, compared with net income per diluted share of $0.98 for the fourth quarter of fiscal year 2025.
•Free Cash Flow: Cash flow from operations was $479 million and free cash flow was $475 million for the fourth quarter of fiscal year 2026. Free cash flow margin for the fourth quarter of fiscal year 2026 was 27%.

Fiscal Year 2026 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $6,572 million for fiscal year 2026, up 26% from $5,215 million for fiscal year 2025.
•Operating Income (Loss) and Operating Margin: Operating income was $10 million for fiscal year 2026, compared with operating loss of $130 million for fiscal year 2025. Operating margin was 0.2% for fiscal year 2026, compared with (3)% for fiscal year 2025.
•Net Loss and Net Loss Per Diluted Share: Net loss was $54 million for fiscal year 2026, compared with net loss of $257 million for fiscal year 2025. Net loss per diluted share was $0.21 for fiscal year 2026, compared with net loss per diluted share of $0.98 for fiscal year 2025.
On a non-GAAP basis, Atlassian reported:
•Subscription ARR: Subscription ARR was $6,606 million as of June 30, 2026, up 23% from $5,382 million as of June 30, 2025.
•Operating Income and Operating Margin: Operating income was $1,996 million for fiscal year 2026, compared with operating income of $1,287 million for fiscal year 2025. Operating margin was 30% for fiscal year 2026, compared with 25% for fiscal year 2025.
•Net Income and Net Income Per Diluted Share: Net income was $1,526 million for fiscal year 2026, compared with net income of $976 million for fiscal year 2025. Net income per diluted share was $5.85 for fiscal year 2026, compared with net income per diluted share of $3.68 for fiscal year 2025.
•Free Cash Flow: Cash flow from operations was $1,353 million and free cash flow was $1,319 million for fiscal year 2026. Free cash flow margin for fiscal year 2026 was 20%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•AI-Native Software Development Lifecycle: Atlassian released new agentic development capabilities in Jira that help teams orchestrate and scale agentic work across the full software development lifecycle. With new AI capabilities, engineers can turn intent into agent-ready specs, assign work to coding agents, monitor sessions, automate engineering loops, and measure AI cost against output.
•Enterprise Trust: Atlassian delivered key capabilities for enterprise AI adoption at scale:
◦Atlassian Isolated Cloud: Atlassian launched Isolated Cloud into general availability, offering dedicated, physically separate cloud environments for regulated workloads with data egress blocked. This deployment offering enables even more enterprise customers to unlock the value of the AI-powered Atlassian system of work.
◦AI Governance: Atlassian launched advanced AI admin controls across cloud enterprise editions into general availability. These controls allow large, highly complex organizations to enable Rovo while meeting legal, privacy, and regulatory needs.
◦HIPAA compliance availability for Rovo: Atlassian expanded its HIPAA coverage by adding Rovo to its covered apps, unlocking AI for customers in the highly regulated healthcare space.
•A Leader in the 2026 Gartner® Magic Quadrant™ for Developer Productivity Insight Platforms: Atlassian (DX) was recognized as a Leader in the 2026 Gartner® Magic Quadrant™ for Developer Productivity Insight Platforms¹. As AI reshapes how software gets built, engineering leaders need evidence-based ways to measure, understand, and govern its impact across the software development lifecycle. Atlassian’s DX platform gives enterprises the frameworks and data to do exactly that – combining quantitative engineering metrics with the Developer Experience Index (DXI) through the DX Core 4, quantifying the utilization, impact, and cost of AI and agents, while also benchmarking performance against the industry’s largest dataset of engineering organizations.
•A Leader in the 2026 Gartner® Magic Quadrant™ for DevSecOps Platforms: Atlassian was recognized as a Leader in the 2026 Gartner® Magic Quadrant™ for DevSecOps Platforms² for the fourth consecutive year. Atlassian’s AI-powered system of work for software development lifecycle (SDLC) – including apps like Jira, DX, and Rovo, all connected by the Teamwork Graph – enables agents and humans to collaborate across the entire SDLC to deliver innovation at scale.

•A Leader in the 2026 Gartner® Magic Quadrant™ for IT Service Management Platforms: Atlassian was recognized as a Leader in the 2026 Gartner® Magic Quadrant™ for IT Service Management Platforms³. Delivered through the AI-powered Service Collection – including Jira Service Management, Rovo, and the Teamwork Graph – Atlassian connects support teams with trusted knowledge, past requests, relevant people, agents, and related work across Atlassian and third-party tools to resolve issues faster and deliver exceptional service experiences at scale.
•A Leader in The Forrester Wave™: Conversational AI Platforms for Employee Services, Q3 2026: Atlassian was recognized as a Leader in The Forrester Wave: Conversational AI Platforms for Employee Services, Q3 2026, evaluated on its Service Collection powered by Rovo. Atlassian stands out for its context capabilities through its differentiated Teamwork Graph and offers AI agents for IT, HR, and beyond – embedding Rovo directly into the key surfaces where employees already work. Atlassian believes this recognition reflects its commitment and momentum in service management, and how fundamental investments in the platform and AI further our mission to unleash the power of every team.
•MCP Server and Teamwork Graph CLI Crosses 1 million MAU: Atlassian's MCP server and Teamwork Graph CLI hit 1 million MAU, making it the fastest-growing integration surface in company history. These tools provide customers a secure, permissioned way to connect any AI agent - from Claude to Cursor to ChatGPT - directly to their work across Atlassian and third-party tools, grounding those agents in the Teamwork Graph so they deliver more accurate, context-rich answers wherever teams already work.
Executive Appointment
Atlassian welcomed Ken Exner on August 4, 2026 as its new Chief Product Officer, Enterprise and Emerging. In this role, Ken will lead product strategy across four product collections: Service, Strategy, Product, and Software. In addition, Ken will focus on security, governance, and compliance solutions, that give public sector and enterprise organizations the trust and scale to run Atlassian enterprise-wide.
Ken brings more than 30 years of experience in developer and management tools, including leadership roles at AWS, where he was among the first 40 employees, and helped create many early services and features. Most recently at Elastic, he managed the three businesses of Search, Observability, and Security helping to double the company’s ARR to nearly $2 billion.
Founder Purchase Plan
Today, Mike Cannon-Brookes, Atlassian’s CEO and co-Founder, announced his intention to enter into a trading plan to make open market purchases of up to $250 million in shares of Atlassian’s Class A Common Stock. The trading plan will be structured to satisfy the affirmative defense of Rule 10b5-1(c).

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Footnotes:
1 - Gartner, Magic Quadrant for Developer Productivity Insight Platforms, Frank O’Connor, Peter Hyde, Akis Sklavounakis, Akriti Kapoor, 5 May 2026

2 - Gartner, Magic Quadrant for DevSecOps Platforms, Keith Mann, Thomas Murphy, Bill Holz, 15 June 2026

3- Gartner, Magic Quadrant for IT Service Management Platforms, Rich Doheny, Jen Lichucki, Ankita Hundal, 27 July 2026

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Financial Targets:
Atlassian is providing its financial targets as follows:
First Quarter Fiscal Year 2027:
•Total revenue is expected to be in the range of $1,705 million to $1,715 million.
•Cloud revenue growth year-over-year is expected to be approximately 28.5%.
•Data Center revenue growth year-over-year is expected to decline approximately (4.0%).
•Marketplace and other revenue growth year-over-year is expected to be approximately 12.5%.
•Gross margin is expected to be approximately 85.0% on a GAAP basis and approximately 87.0% on a non-GAAP basis.
•Operating margin is expected to be approximately 6.5% on a GAAP basis and approximately 28.5% on a non-GAAP basis.
Fiscal Year 2027:
•Subscription ARR growth year-over-year is expected to be approximately 18.0%.
•Total revenue growth year-over-year is expected to be approximately 13.0%.
•Cloud revenue growth year-over-year is expected to be approximately 25.5%.
•Data Center revenue growth year-over-year is expected to decline approximately (17.0%).
•Marketplace and other revenue growth year-over-year is expected to be approximately 12.0%.
•Gross margin is expected to be approximately 84.5% on a GAAP basis and approximately 86.5% on a non-GAAP basis.
•Operating margin is expected to be approximately 4.5% on a GAAP basis and approximately 25.0% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s fourth quarter fiscal year 2026 shareholder letter dated August 6, 2026.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, August 6, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 85% of the Fortune 500 and 350,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “aim,” “seek,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “forecast”, “predict,” “potential” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, Teamwork Graph, AI solutions and innovation, customers, size and term of sales agreements, executive transitions, planned share purchases, partnerships, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, Subscription ARR, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Subscription ARR. Subscription ARR is the annual recurring revenue from subscription agreements to our Cloud and Data Center offerings at a point in time. It reflects the annualized value of active subscriptions, including recurring revenue from upgrades and add-ons, but excludes one-time fees. For monthly subscriptions, ARR is calculated by multiplying monthly recurring revenue (MRR) by 12. ARR should be viewed independently of revenue and does not represent our revenue under GAAP, as it is an operational metric that can be affected by contract start and end dates, renewal rates, and the timing of invoices.
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, and the related income tax effects of these items.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.

We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Revenues:
Subscription	$1,681,151	$1,312,532	$6,262,194	$4,930,604
Other	85,318	71,812	310,114	284,700
Total revenues	1,766,469	1,384,344	6,572,308	5,215,304
Cost of revenues (1) (2)	238,453	234,425	996,830	894,851
Gross profit	1,528,016	1,149,919	5,575,478	4,320,453
Operating expenses:
Research and development (1) (2)	759,820	700,678	3,269,257	2,669,312
Marketing and sales (1) (2)	389,288	314,416	1,541,178	1,134,535
General and administrative (1)	168,185	163,304	754,688	646,998
Total operating expenses	1,317,293	1,178,398	5,565,123	4,450,845
Operating income (loss)	210,723	(28,479)	10,355	(130,392)
Other expense, net	(8,896)	(7,985)	(8,565)	(50,277)
Interest income	9,246	30,407	69,710	112,324
Interest expense	(14,148)	(8,137)	(49,450)	(30,550)
Income (loss) before income taxes	196,925	(14,194)	22,050	(98,895)
Provision for income taxes	(57,849)	(9,709)	(75,878)	(157,792)
Net income (loss)	$139,076	$(23,903)	$(53,828)	$(256,687)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.55	$(0.09)	$(0.21)	$(0.98)
Diluted	$0.55	$(0.09)	$(0.21)	$(0.98)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	252,805	262,884	260,163	261,787
Diluted	253,399	262,884	260,163	261,787
(1)Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Cost of revenues	$14,068	$20,792	$71,817	$83,017
Research and development	281,571	242,870	1,143,944	937,440
Marketing and sales	53,756	45,947	206,368	168,270
General and administrative	45,080	40,895	184,432	173,495
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Cost of revenues	$24,513	$10,131	$78,906	$40,508
Research and development	93	93	374	374
Marketing and sales	6,536	3,618	22,206	14,635

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,239,512	$2,512,874
Marketable securities	—	424,268
Accounts receivable, net	1,269,947	778,302
Prepaid expenses and other current assets	287,663	175,793
Total current assets	2,797,122	3,891,237
Non-current assets:
Property and equipment, net	86,302	105,118
Operating lease right-of-use assets	114,059	169,127
Strategic investments	213,147	221,942
Intangible assets, net	432,258	244,840
Goodwill	2,302,739	1,304,445
Deferred tax assets	4,088	3,762
Other non-current assets	153,814	101,499
Total assets	$6,103,529	$6,041,970
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$262,609	$222,092
Accrued expenses and other current liabilities	764,579	681,601
Deferred revenue, current portion	2,495,431	2,227,002
Operating lease liabilities, current portion	48,509	50,164
Total current liabilities	3,571,128	3,180,859
Non-current liabilities:
Deferred revenue, net of current portion	166,260	254,252
Operating lease liabilities, net of current portion	194,841	201,483
Long-term debt	989,560	987,684
Deferred tax liabilities	27,853	23,881
Other non-current liabilities	95,445	48,157
Total liabilities	5,045,087	4,696,316
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	7,180,851	5,574,290
Accumulated other comprehensive income (loss)	(17,034)	13,226
Accumulated deficit	(6,105,378)	(4,241,865)
Total stockholders’ equity	1,058,442	1,345,654
Total liabilities and stockholders’ equity	$6,103,529	$6,041,970

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$139,076	$(23,903)	$(53,828)	$(256,687)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,430	23,221	140,668	92,375
Stock-based compensation	394,475	350,504	1,606,561	1,362,222
Impairment charges for leases and leasehold improvements	—	—	80,316	—
Deferred income taxes	14,490	5,233	(23,080)	4,050
Amortization of interest rate swap contracts	—	(5,987)	(7,163)	(26,344)
Net loss (gain) on strategic investments	251	(1,552)	(22,029)	22,994
Net foreign currency loss (gain)	(467)	5,256	6,182	(2,494)
Other	1,587	(291)	1,507	(532)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(362,696)	(136,080)	(484,465)	(150,035)
Prepaid expenses and other assets	(20,691)	(19,418)	(155,832)	(85,385)
Accounts payable	55,471	28,247	41,907	42,873
Accrued expenses and other liabilities	(31,855)	37,184	69,077	90,988
Deferred revenue	250,070	112,901	153,314	366,368
Net cash provided by operating activities	479,141	375,315	1,353,135	1,460,393
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(8,276)	(1,228,875)	(14,245)
Purchases of property and equipment	(4,448)	(14,997)	(34,060)	(44,850)
Purchases of strategic investments	(2,000)	(780)	(9,250)	(27,430)
Purchases of marketable securities	—	(134,596)	(67,259)	(411,635)
Proceeds from maturities of marketable securities	—	19,666	144,125	144,878
Proceeds from sales of marketable securities	—	3,895	352,093	5,893
Proceeds from sales of strategic investments	—	130	36,333	5,067
Net cash used in investing activities	(6,448)	(134,958)	(806,893)	(342,322)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(359,294)	(392,283)	(1,800,485)	(779,439)
Other	—	—	—	(3,143)
Net cash used in financing activities	(359,294)	(392,283)	(1,800,485)	(782,582)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(932)	3,860	(10,233)	151
Net increase (decrease) in cash, cash equivalents, and restricted cash	112,467	(148,066)	(1,264,476)	335,640
Cash, cash equivalents, and restricted cash at beginning of period	1,136,819	2,661,828	2,513,762	2,178,122
Cash, cash equivalents, and restricted cash at end of period	$1,249,286	$2,513,762	$1,249,286	$2,513,762

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Cloud	$1,213,456	$927,730	$4,410,627	$3,447,427
Data Center	461,944	380,776	1,830,941	1,467,167
Marketplace and other (1)	91,069	75,838	330,740	300,710
Total revenues	$1,766,469	$1,384,344	$6,572,308	$5,215,304
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the consolidated statements of operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2026	2025	2026	2025
Gross profit
GAAP gross profit	$1,528,016	$1,149,919	$5,575,478	$4,320,453
Plus: Stock-based compensation	14,068	20,792	70,385	83,017
Plus: Amortization of acquired intangible assets	24,513	10,131	78,906	40,508
Plus: Restructuring charges (1)	—	—	52,620	—
Non-GAAP gross profit	$1,566,597	$1,180,842	$5,777,389	$4,443,978
Gross margin
GAAP gross margin	87%	83%	85%	83%
Plus: Stock-based compensation	1	2	1	2
Plus: Amortization of acquired intangible assets	1	—	1	—
Plus: Restructuring charges (1)	—	—	1	—
Non-GAAP gross margin	89%	85%	88%	85%
Operating income
GAAP operating income (loss)	$210,723	$(28,479)	$10,355	$(130,392)
Plus: Stock-based compensation	394,475	350,504	1,605,129	1,362,222
Plus: Amortization of acquired intangible assets	31,142	13,842	101,486	55,517
Plus: Restructuring charges (1)	—	—	279,509	—
Non-GAAP operating income	$636,340	$335,867	$1,996,479	$1,287,347
Operating margin
GAAP operating margin	12%	(2%)	—%	(3%)
Plus: Stock-based compensation	22	25	24	27
Plus: Amortization of acquired intangible assets	2	1	2	1
Plus: Restructuring charges (1)	—	—	4	—
Non-GAAP operating margin	36%	24%	30%	25%
Net income
GAAP net income (loss)	$139,076	$(23,903)	$(53,828)	$(256,687)
Plus: Stock-based compensation	394,475	350,504	1,605,129	1,362,222
Plus: Amortization of acquired intangible assets	31,142	13,842	101,486	55,517
Plus: Restructuring charges (1)	—	—	279,509	—
Less: Income tax adjustments (2)	(91,561)	(81,330)	(406,084)	(185,107)
Non-GAAP net income	$473,132	$259,113	$1,526,212	$975,945
Net income per share
GAAP net income (loss) per share - diluted	$0.55	$(0.09)	$(0.21)	$(0.98)
Plus: Stock-based compensation	1.56	1.32	6.16	5.15
Plus: Amortization of acquired intangible assets	0.12	0.05	0.39	0.20
Plus: Restructuring charges (1)	—	—	1.07	—
Less: Income tax adjustments (2)	(0.36)	(0.30)	(1.56)	(0.69)
Non-GAAP net income per share - diluted	$1.87	$0.98	$5.85	$3.68
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net income (loss) per share	253,399	262,884	260,163	261,787
Plus: Dilution from dilutive securities (3)	—	2,826	633	3,407
Weighted-average shares used in computing diluted non-GAAP net income per share	253,399	265,710	260,796	265,194
Free cash flow
GAAP net cash provided by operating activities	$479,141	$375,315	$1,353,135	$1,460,393
Less: Capital expenditures	(4,448)	(14,997)	(34,060)	(44,850)
Free cash flow	$474,693	$360,318	$1,319,075	$1,415,543

(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the fiscal year ended June 30, 2026.
(2) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2026 and 2025, we determined the projected non-GAAP tax rate to be 24% and 26%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(3) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the twelve months ended June 30, 2026 and three and twelve months ended June 30, 2025, respectively, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending September 30, 2026
GAAP gross margin	85.0%
Plus: Stock-based compensation	0.7
Plus: Amortization of acquired intangible assets	1.3
Non-GAAP gross margin	87.0%

GAAP operating margin	6.5%
Plus: Stock-based compensation	20.3
Plus: Amortization of acquired intangible assets	1.7
Non-GAAP operating margin	28.5%

Fiscal Year Ending June 30, 2027
GAAP gross margin	84.5%
Plus: Stock-based compensation	0.7
Plus: Amortization of acquired intangible assets	1.3
Non-GAAP gross margin	86.5%

GAAP operating margin	4.5%
Plus: Stock-based compensation	19.0
Plus: Amortization of acquired intangible assets	1.5
Non-GAAP operating margin	25.0%